EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-98738, No. 333-39407, No. 333-38730 and No. 333-67050)
pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated Stock Option Plan, As Amended, in the Registration Statement (Form S-8 No. 333-53772) pertaining to the Vion Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan and in the Registration Statements (Form S-3 No. 333-37941, No. 333-61477, No. 333-79939, No. 333-95671 and No. 333-58206) of Vion Pharmaceuticals, Inc. and in the related Prospectus of our report dated January 23, 2003, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                 /s/ Ernst & Young LLP
Hartford, Connecticut
March 24, 2003


                                     1